EXHIBIT 32.1

                           CERTIFICATION PURSUANT TO

                           18 U.S.C. {section} 1350,

                            AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Wellstone Filters, Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Learned J. Hand, Chief Executive and Financial Officer of the Company, certify, pursuant to 18 U.S.C. {section} 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of my knowledge:

(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  November 19, 2007
                                   By  /s/ Learned J. Hand
                                   -----------------------------
                                   Learned J. Hand
                                   Chief Executive and Acting Financial Officer
                                   (Principal Executive and Financial Officer)



A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been furnished to Wellstone Filters, Inc. and will be retained by Wellstone Filters, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.